Imprimis Pharmaceuticals Announces Two Key Leadership Promotions

John Saharek Appointed to Chief Commercial Officer and Andrew R. Boll to Chief Financial Officer

San Diego, CA - February 2, 2015 - Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), a pharmaceutical company focused on the development and commercialization of proprietary compounded drug therapies, today announced that it has promoted John Saharek to Chief Commercial Officer and Andrew R. Boll to Chief Financial Officer. Mr. Saharek will be responsible for leading the company’s commercial activities, including formulation portfolio management, market access, sales and marketing and customer service. Mr. Boll will continue to oversee accounting and financial reporting, investor relations, human resources and other operational departments.

“I am pleased to have promoted two individuals whose dedication and hard work have prepared our company for the exciting future we see ahead of us,” stated Mark Baum, CEO of Imprimis. “John has been invaluable as we launched our ophthalmology business in April of 2014, reaching an important milestone of more than 200 Dropless Therapy™ users in less than nine months. Working with a terrific team of professionals and through his leadership, our Dropless Therapy™ ophthalmology brands and related proprietary formulations continue to gain name recognition and adoption among leading ophthalmologists in the United States. John’s strong record of leadership in a variety of healthcare segments, sales management expertise, and success in launching products and market development will be highly valuable as we continue to execute our commercial strategies for the ophthalmology business, our new urology platform, and our growing ImprimisRx strategic compounding pharmacy business.”

Baum added, “As our second employee, Andrew has been an integral part of our team since the inception of Imprimis. He has been instrumental in the smooth transition and integration process of our new pharmacies, including our most recent acquisition of Park Compounding at the beginning of the year. His strategic insights, strong financial acumen, fiscal astuteness and passion for our business have been instrumental in providing us with a clean balance sheet and managing our operating costs that will continue to be important as we grow the company and build value for our shareholders.”

ABOUT IMPRIMIS PHARMACEUTICALS

San Diego-based Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to delivering high quality and innovative medicines to physicians and patients at accessible prices. Imprimis’ business is focused on its proprietary ophthalmology and urology drug formulations. The company’s pioneering ophthalmology formulation portfolio is disrupting the multi-billion dollar eye drop market, addressing patient compliance issues and providing other medical and economic benefits to patients. Imprimis expects to launch its urology business in 2015, which includes a patented formulation to address patients suffering from interstitial cystitis. For more information about Imprimis, please visit the company’s corporate website at www.ImprimisPharma.com; ophthalmology business website at www.GoDropless.com; and urology business website at www.DefeatIC.com.

SAFE HARBOR

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include risks and uncertainties related to Imprimis’ ability to make commercially available its compounded formulations and technologies in a timely manner or at all; physician interest in prescribing its formulations; risks related to its compounding pharmacy operations; its ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of its formulations; its ability to obtain intellectual property protection for its assets; its ability to accurately estimate its expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for its technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858.704.4587